U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2016

GREAT CHINA INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

0-23015
(Commission File No.)

Nevada (State or other jurisdiction of incorporation or organization)	87-0450232 (IRS Employer Identification No.)

C Site 25-26F President Building, No. 69 Heping North Street
Heping District, Shenyang 110003, Peoples Republic of China
(Address of principal executive offices)

0086-24-22813888
(Registrant’s telephone number)

Not applicable
(Former Name or Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On May 15, 2016, Great China International Holdings, Inc. (“Great China or the “Company”) entered into a Framework Agreement on Capital Increase and Equity Enlargement (the “Agreement”) with the shareholders of Jiangcheng Sino-Au Agricultural Technology Development Co., Ltd. (“SAAT”) for the purchase of 14.07 million shares in the capital of SAAT for RMB 37.4795 million Yuan (approximately US$5,746,318 at May 16, 2016).  After the investment Great China will hold 11.12% of the total share capital of SAAT.

The investment requires an increase in the authorized capital of SAAT.  An initial payment of RMB 14.07 million Yuan is due 10 days following of the date of the Agreement, and the remainder is due within 10 days after registration of the additional capital by SAAT.  The parties have just received governmental approval for the establishment of business with foreign capital, so Great China believes the investment in SAAT will be completed quickly.

Frank Jiang, the controlling stockholder of Great China and one of its officers and directors is the beneficial owner of 33.11 percent of the equity in SAAT, which will represent approximately 29.43% of the equity after the investment.

SAAT owns approximately 2,470 acres of land in Yunnan Province, PRC, and is engaged in the business of cultivating, processing, and trading Macadamia.  The acquisition of the interest in SAAT is a major step forward in the plan of Great China to move into the nutraceutical and healthy foods sector.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2016, the Board of directors of Great China adopted resolutions increasing the number of directors on the board to three and electing Mr. Yizhao Zhang as a director to fill the new directorship.  We believe Mr. Yizhao qualifies as an “independent” director.

Mr. Yizhao Zhang is a director of Kaisa Group Holdings Ltd. (HK: 1638) and China Carbon Graphite, Inc (OTC BB: CHGI).  Mr. Zhang has over 18 years of experience in accounting and internal control, corporate finance, and portfolio management.  He is a Certified Public Accountant of the State of Delaware, and a member of the American Institute of Certified Public Accountants (AICPA).  He also has the Chartered Global Management Accountant (CGMA) designation. Mr.  Zhang graduated with a bachelor’s degree in economics from Fudan University, Shanghai in 1992, and received a Master of Business Administration with concentrations in financial analysis and accounting from the State University of New York at Buffalo in 2003.

For service on the Board, Mr. Yizhao will receive a quarterly fee of $10,000 and reimbursement of expenses.

Forward-Looking Statements
Statements contained in this report regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with Great China’s business and finances, and other matters.  All forward-looking statements contained in this report speak only as of the date on which they were made.  Great China undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great China International Holdings, Inc.

Date: May 17, 2016	By:	/s/ Frank Jiang
Frank Jiang, Chief Executive Officer

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